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                                                                    EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT

                             The Thaxton Group, Inc.
                              1524 Pageland Highway
                         Lancaster, South Carolina 29721


         The undersigned ("Subscriber") hereby subscribes and agrees to purchase the number of shares of Series A Preferred Stock, $.01 par value (the "Stock"), of The Thaxton Group, Inc., a South Carolina corporation (the "Company"), shown beside Subscriber's name on the signature page hereof. The undersigned shall pay the purchase price by check or money order payable to "THE THAXTON GROUP, INC."
or by debit to a brokerage account with the broker-dealer that solicited the Subscriber's purchase in an amount equal to the product of the number of shares set forth on the signature page hereof multiplied by the $10.00 per share purchase price.

         Subscriber hereby agrees, represents and warrants as follows with the intent that the same may be relied upon by the Company:

         (1) Subscriber has received the Prospectus dated ____________, 1997
(including any amendments or supplements thereto, the "Prospectus") relating to the offering by the Company of up to 1,000,000 shares of Stock (the "Offering").

         (2) Subscriber understands that no federal or state agency has made any finding or determination regarding the fairness of the Offering, the accuracy or adequacy of the Prospectus, or any recommendation or endorsement concerning any investment in the Stock.

         (3) If Subscriber is an individual, Subscriber is a bona fide resident of the state set forth in the Subscriber's address on the signature page hereof.
If Subscriber is an entity, Subscriber's state of organization is the state set forth in the Subscriber's address on the signature page hereof and Subscriber's principal office is located in such state. The information regarding Subscriber set forth on the signature hereof is correct and complete in all respects.

         (4) Subscriber acknowledges and agrees that this Subscription Agreement merely constitutes an offer to purchase Stock, and that the Stock will not be issued by the Company and Subscriber shall have no rights as a shareholder in the Company until this Subscription Agreement is accepted by the Company.

         (5) Subscriber understands and agrees that, as described in the Prospectus, if fewer than all shares subscribed for by the undersigned are accepted by the Company, the excess subscription funds will be returned to the undersigned without interest. The Subscriber understands and agrees that the Company has, in its sole discretion, the right to allocate shares among Subscribers, and to accept or reject Subscriptions in whole in part.

         (6) The certificate to be issued on behalf of the Subscriber will be registered as indicated below.

         (7) Subscription funds will not be placed in escrow and, accordingly, will be available for immediate use by the Company.

         Subscriber agrees that the Company may accept or reject this Subscription Agreement, in whole or in part, in its sole discretion. Subscriber acknowledges that this Subscription Agreement is irrevocable, binding and legally enforceable until the Termination Date of the Offering as set forth in the Prospectus, and Subscriber shall not be entitled to cancel, terminate or revoke this Subscription Agreement prior to such Termination Date. Subscriber understands that the Company reserves the right at any time to terminate the Offering by rejecting or canceling all Subscription Agreements and returning all subscription funds, with interest, if any, to subscribers.

         Subscribers agrees not to transfer or assign this Subscription
Agreement or any of Subscriber's interest herein. This Subscription Agreement shall be binding upon Subscriber and Subscriber's heirs, successors and assigns and shall inure to the benefit of the Company and its successors and assigns.


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
Number of Shares Subscribed:          Name of Subscriber:
(Minimum of 1000 Shares)


Total Subscription Price:             Please PRINT or Type exact name(s) in which undersigned
(at $10.00 per share)                 desires shares to be registered

$

Date:
                                      Signature*


Area Code and Telephone Number        Signature*


Social Security or Federal Taxpayer   Please indicate form of ownership the undersigned
Identification Number                 desires for the shares (individual, joint tenants with
                                      right of survivorship, tenants in common,
                                      trust, corporation, partnership, custodian, etc.)

             The undersigned wishes to pay for the Stock as follows:

( )     Enclosed is a check made payable to THE THAXTON GROUP, INC. (ENCLOSED)

( )     Debit to brokerage account. If this option is selected, provide the following information:
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----------------------------------------------------------- ---------------------------------------------------------


Broker Name                                                 Street Address (P.O. Box Not Acceptable)


Brokerage Firm                                              City/State/Zip Code

                                                     ( )    Certificate to be issued in Street Name
Account No.
----------------------------------------------------------- ---------------------------------------------------------

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                                SUBSTITUTE W-9
Under the penalties of perjury, I certify that: (1) the Social Security Number or Taxpayer Identification Number given above is correct; and (2) I am not subject to backup withholding. INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDERREPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURNS.

Date:
                                    Signature
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         *If a corporation, please sign in full corporate name by president or other authorized officer. When signing as authorized officer, attorney, trustee, administrator or guardian, please give your full title as such. In case of joint tenant, each joint owner must sign.



                         TO BE COMPLETED BY THE COMPANY

             Accepted as of ___________, 1997, as to ________ shares.

THE THAXTON GROUP, INC.

By:                                                           Title:

                                       2